Exhibit 99.906 CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 of XAI Octagon Floating Rate & Alternative Income Trust (the “Company”).

I, Theodore J. Brombach, the President and Principal Executive Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company for the Period.

Date:	December 1, 2025	/s/ Theodore J. Brombach
Theodore J. Brombach
President and Chief Executive Officer
(Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2025 (the “Period”) of XAI Octagon Floating Rate & Alternative Income Trust (the “Company”).

I, Derek J. Mullins, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company for the Period.

Date:	December 1, 2025	/s/ Derek J. Mullins
Derek J. Mullins
Treasurer and Chief Financial Officer
(Principal Financial Officer)

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.